JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle, Suite C
IRVINE, CALIFORNIA, U.S.A.  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the amended registration statement on Form S-1 of Mobilis Relocation Services Inc., of my auditors report dated June 25, 2009, and the related financial statements of Mobilis Relocation Services Inc., for the year ended March 31, 2009 and the period ended March 31, 2008.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the amended registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
November 10, 2009